Exhibit 99.1

KFORCE REPORTS THIRD QUARTER 2019 REVENUE OF $345.6 MILLION, EPS FROM CONTINUING OPERATIONS OF $0.68 PER SHARE
TECH FLEX YEAR-OVER-YEAR GROWTH ACCELERATES TO 6.5%, ON A BILLING DAY BASIS
REPURCHASED 1.2 MILLION SHARES OF STOCK FOR $40.0 MILLION DURING THE QUARTER
TAMPA, FL, October 30, 2019 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the third quarter of 2019. Unless indicated otherwise, the commentary within this release relates only to the results of our continuing operations and excludes the results of our Government Solutions ("GS") segment, which is reported as a discontinued operation.
Financial Highlights
•Revenue for the quarter ended September 30, 2019 was $345.6 million compared to $326.6 million for the quarter ended September 30, 2018, an increase of 4.2% on a billing day basis.
•Flex revenue of $333.7 million in the quarter ended September 30, 2019 increased 3.9%, on a billing day basis, from $316.1 million in the quarter ended September 30, 2018. Year-over-year growth for Tech Flex was 6.5% on a billing day basis, while FA Flex declined 5.3% on a billing day basis.
•Direct Hire revenue of $11.9 million in the quarter ended September 30, 2019 increased 13.6% from $10.5 million for the quarter ended September 30, 2018.
•Operating margin for the quarter ended September 30, 2019 was 6.4%, an increase of 30 basis points from the comparable period in 2018.
•Income from continuing operations for the quarter ended September 30, 2019 was $15.9 million, or $0.68 per share, versus $14.2 million, or $0.56 per share, in the comparable period in 2018.
•We returned $44.0 million of capital to our shareholders in the form of dividends of $4.0 million and open market stock repurchases of $40.0 million during the quarter ended September 30, 2019.
Management Commentary
David L. Dunkel, Chairman and Chief Executive Officer, commented, “We are very pleased with our performance in the third quarter as our results exceeded guidance for both revenue and earnings per share. We are particularly pleased with the acceleration in the growth rate of our largest business, Tech Flex, which has outpaced the market for the eighth consecutive quarter. This growth was primarily due to an increase in new assignment starts in the second half of the third quarter. Our Tech Flex business continues to benefit from longer assignment durations, which we believe is related to the acute labor shortage, especially with highly-skilled technology resources. We believe the secular drivers of technology are transcending traditional cyclical patterns as business models are transformed. The pace of digital transformation continues to be rapid, forcing organizations across all industries to increase their technology investments.”
Joseph J. Liberatore, President, said, “Our efforts over the last several years, to better segment our client portfolio and optimize the alignment of our associates within the portfolio, continues to benefit our results. Consequently, our strongest growth continues to come from clients that are significant users of the services we provide and where we have long-standing relationships. We continue to take the actions we believe are necessary to improve associate productivity.”
David M. Kelly, Chief Financial Officer, said, “Our results in the third quarter continue to demonstrate our ability to deliver above-market Tech Flex revenue growth while also making progress against our operating margin commitments. We believe that our strong cash flows and balance sheet offers us an excellent opportunity to continue investing in our future growth, returning capital to our shareholders and maintaining sufficient flexibility to make strategic investments.

During the third quarter of 2019, we repurchased 1.2 million shares on the open market at a total cost of approximately $40.0 million. In early October 2019, we completed the full deployment of the estimated $102 million in net proceeds from the divestiture of our GS segment. We are also pleased to announce that our Board of Directors approved a fourth quarter cash dividend of $0.18 per share, which will be payable on December 20, 2019 to shareholders of record as of the close of business on December 6, 2019.”
Q4 2019 Guidance and 2020 Perspective
Looking forward to the fourth quarter of 2019, there will be 62 billing days, as compared to 64 billing days in the third quarter of 2019 and 62 billing days in fourth quarter of 2018. Revenue per billing day in the third quarter of 2019 was $5.4 million. Current estimates for the fourth quarter of 2019 are:
•Revenue of $336 million to $341 million
•Earnings per share of $0.65 to $0.69
•Gross profit margin of 29.2% to 29.4%
•Flex gross profit margin of 26.8% to 27.0%
•SG&A expense as a percent of revenue of 23.0% to 23.2%
•Operating margin of 5.7% to 5.9%
•Effective tax rate of 19.7%
Our forward-looking financial perspective for 2020 is included as a supplemental table.
Conference Call
On Wednesday, October 30, 2019, Kforce will host a conference call at 8:30 a.m. E.T. to discuss these results. The dial-in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website (http://investor.kforce.com/) in the Events & Presentations section.
The replay of the call will be available from 11:30 a.m. E.T., Wednesday, October 30, 2019 through November 6, 2019 by dialing (855) 859-2056, passcode 4832018.
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, our network of 50 offices and two national recruiting centers provide opportunities for 34,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including the statements regarding the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders, and maintaining sufficient flexibility to make strategic investments, the outlook for financial performance for the fourth quarter of 2019 and the quarterly and full year financial perspective for 2020, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2018, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018
Revenue by segment:
Technology	$271,999	$265,305	$251,079
Finance and accounting	73,559	73,556	75,505
Total Revenue	345,558	338,861	326,584
Direct costs	242,747	237,835	230,539
Gross profit	102,811	101,026	96,045
GP %	29.8%	29.8%	29.4%
Flex GP %	27.2%	26.9%	27.1%
Selling, general and administrative expenses	79,223	78,017	74,398
Depreciation and amortization	1,427	1,542	1,700
Income from operations	22,161	21,467	19,947
Other expense, net	880	403	1,052
Income from continuing operations, before income taxes	21,281	21,064	18,895
Income tax expense	5,374	4,988	4,739
Income from continuing operations	15,907	16,076	14,156
(Loss) income from discontinued operations, net of tax	(967)	58,783	2,021
Net income	$14,940	$74,859	$16,177

Earnings per share – diluted:
Continuing operations	$0.68	$0.66	$0.56
Discontinued operations	(0.04)	2.40	0.08
Earnings per share – diluted	$0.64	$3.06	$0.64

Weighted average shares outstanding - diluted	23,342	24,458	25,366
Adjusted EBITDA	$25,631	$25,445	$23,566

Billing days	64	64	63

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$41,320	$112
Trade receivables, net of allowances	227,829	210,559
Income tax refund receivable	219	319
Prepaid expenses and other current assets	7,951	7,699
Current assets held for sale	—	29,773
Total current assets	277,319	248,462
Fixed assets, net	30,138	34,322
Other assets, net	69,822	36,664
Deferred tax assets, net	6,988	7,147
Goodwill	25,040	25,040
Noncurrent assets held for sale	—	28,273
Total assets	$409,307	$379,908
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$36,026	$32,542
Accrued payroll costs	49,149	39,384
Current portion of operating lease liabilities	5,978	—
Income taxes payable	4,223	4,553
Other current liabilities	1,290	1,616
Current liabilities held for sale	—	12,263
Total current liabilities	96,666	90,358
Long-term debt – credit facility	65,000	71,800
Long-term debt – other	566	1,359
Other long-term liabilities	59,150	43,509
Noncurrent liabilities held for sale	—	4,551
Total liabilities	221,382	211,577
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	719	719
Additional paid-in capital	456,802	447,337
Accumulated other comprehensive income	593	1,296
Retained earnings	340,436	237,308
Treasury stock, at cost	(610,625)	(518,329)
Total stockholders’ equity	187,925	168,331
Total liabilities and stockholders’ equity	$409,307	$379,908

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2019	Q2 2019	Q3 2018
Total Firm
Total Revenue (000’s)	$345,558	$338,861	$326,584
GP %	29.8%	29.8%	29.4%
Flex revenue (000’s)	$333,652	$325,354	$316,102
Hours (000's)	5,277	5,216	5,261
Flex GP %	27.2%	26.9%	27.1%
Direct Hire revenue (000’s)	$11,906	$13,507	$10,482
Placements	743	874	721
Average fee	$16,024	$15,463	$14,525
Billing days	64	64	63
Technology
Total Revenue (000’s)	$271,999	$265,305	$251,079
GP %	28.1%	28.0%	27.7%
Flex revenue (000’s)	$267,304	$259,707	$247,154
Hours (000’s)	3,478	3,421	3,319
Flex GP %	26.8%	26.4%	26.5%
Direct Hire revenue (000’s)	$4,695	$5,598	$3,925
Placements	243	308	234
Average fee	$19,328	$18,144	$16,742
Finance and Accounting
Total Revenue (000’s)	$73,559	$73,556	$75,505
GP %	35.9%	36.5%	35.1%
Flex revenue (000’s)	$66,348	$65,647	$68,948
Hours (000’s)	1,799	1,795	1,942
Flex GP %	28.9%	28.9%	29.0%
Direct Hire revenue (000’s)	$7,211	$7,909	$6,557
Placements	500	566	487
Average fee	$14,420	$13,998	$13,458

Kforce Inc.
Revenue Growth Rates
(Per Billing Day)
(Unaudited)

	Year-Over-Year Revenue Growth Rates
	(Per Billing Day)
	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Billing Days	64	64	63	62	63
Tech Flex	6.5%	6.2%	9.8%	9.0%	10.3%
FA Flex	(5.3)%	(9.4)%	(11.7)%	(11.7)%	(11.8)%
Total Flex	3.9%	2.6%	4.6%	3.6%	4.5%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

In addition to our financial results presented in accordance GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company views these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Free Cash Flow
“Free Cash Flow”, a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, making acquisitions, repurchasing common stock or paying dividends. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our Unaudited Condensed Consolidated Statements of Cash Flows. For the nine months ended September 30, 2019 and 2018, Free Cash Flows includes results from discontinued operations.

	Nine Months Ended September 30,
	2019	2018
Net income	$116,654	$41,624
Non-cash provisions and other	(57,409)	15,321
Changes in operating assets/liabilities	(12,735)	7,730
Net cash provided by operating activities	46,510	64,675
Capital expenditures	(7,728)	(4,005)
Free cash flow	38,782	60,670
Change in debt	(6,800)	(37,223)
Repurchases of common stock	(91,947)	(12,465)
Cash dividends	(12,726)	(10,404)
Net proceeds from the sale of assets held for sale	123,254	1,000
Other	(9,355)	(1,491)
Change in cash and cash equivalents	$41,208	$87

Adjusted EBITDA
“Adjusted EBITDA”, a non-GAAP financial measure, is defined by Kforce as net income before (loss) income from discontinued operations, net of tax, depreciation and amortization, stock-based compensation expense, interest expense, net and income tax expense. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. The measure is not determined in accordance with GAAP and is thus susceptible to varying calculations. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our stockholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	Sept. 30, 2019	June 30, 2019	Sept. 30, 2018
Net income	$14,940	$74,859	$16,177
(Loss) income from discontinued operations, net of tax	(967)	58,783	2,021
Income from continuing operations	15,907	16,076	14,156
Depreciation and amortization	1,427	1,542	1,700
Stock-based compensation expense	2,419	2,429	1,928
Interest expense, net	504	410	1,043
Income tax expense	5,374	4,988	4,739
Adjusted EBITDA from continuing operations	$25,631	$25,445	$23,566

Kforce Inc.
Forward-Looking Financial Perspective
(Unaudited)

Our forward-looking financial perspective is estimated based on a number of assumptions and actual results could differ materially. This information is intended to provide our investors with initial perspective on forward-looking selected financial data as well as information around what we believe are the quarterly impacts of seasonality on our profitability and how that might affect the full year of results.

Forward-Looking Selected Financial Data
	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Full Year 2020
Revenue (in millions)	$346 - $351	$355 - $360	$362 - $367	$355 - $360	$1,418 - $1,438
Operating margin	4.5% - 4.7%	6.6% - 6.8%	6.7% - 6.9%	6.2% - 6.4%	6.0% - 6.2%
Net income (in millions) (1)	$10.6 - $11.5	$16.5 - $17.4	$17.2 - $18.0	$15.8 - $16.7	$60.1 - $63.6
Earnings per share - diluted (2)	$0.48 - $0.52	$0.75 - $0.79	$0.78 - $0.82	$0.72 - $0.76	$2.73 - $2.89
Billing days	64	64	64	62	254
(1) Assumes an effective tax rate of 26.5% for all quarters except Q4 2020, which is approximately 24.0%.
(2) Assumes diluted weighted average shares outstanding of 22.0 million.
The following presents full year 2020 comparisons to 2019, based on the ranges in the table above, and assumes that our performance for the 2019 fourth quarter is at the mid-point of our current guidance.

Year-Over-Year
Revenue growth per billing day	4.6% - 6.1%
Operating margin improvement	40 - 60 basis points
Net income growth	9.9% - 16.3%
Diluted earnings per share growth	18.2% - 25.1%